Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

The Plan Administrator

Sizeler Real Estate Management Co., Inc. 401(k) Plan

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-85212) pertaining to the Sizeler Real Estate Management Co., Inc. 401(k) Plan of our report dated June 23, 2005, with respect to the financial statements and schedule of the Sizeler Real Estate Management Co., Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

New Orleans, Louisiana
June 29, 2005